UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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INVESTVIEW INC.

(Name of Registrant as Specified in its Charter)

n/a

(Name of Person Filing Information Statement, if Other Than the Registrant)

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INVESTVIEW INC.

234 Industrial Way West, Suite A202

Eatontown, NJ 07724

(732) 889-4300

INFORMATION STATEMENT

PURSUANT TO SECTION 14C OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

Dear Stockholder:

The enclosed information statement is being furnished on or about December 12, 2019, to the stockholders of record on December 10, 2019 (the “Record Date”), of Investview Inc., a Nevada corporation. The purpose of the Information Statement is to notify our stockholders that on October 22, 2019, our board of directors, and on October 25, 2019, the holders of our outstanding capital stock having a majority of the voting power, adopted resolutions to amend our articles of incorporation to increase the number of authorized shares of our preferred stock, par value $0.001 per share, from 10,000,000 shares to 50,000,000 shares. The actions to be taken pursuant to the written consent will be taken on or about January 3, 2020, 20 days after the mailing of this information statement.

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

For the Board of Directors of

INVESTVIEW INC.

By:	/s/ Annette Raynor
Annette Raynor
Chief Operations Officer and Director

Eatontown, New Jersey

December 10, 2019

INVESTVIEW INC.

234 Industrial Way West, Suite A202

Eatontown, NJ 07724

(732) 889-4300

INFORMATION STATEMENT

Concerning Corporate Action Authorized by Written Consent of Stockholders

No vote or other action of our stockholders is required in connection with this Information Statement. We are not asking you for a proxy,

and you are requested not to send us a proxy.

INTRODUCTION

This Information Statement is being furnished to the stockholders of Investview Inc., a Nevada corporation, to advise them of the corporate actions described herein, which have been authorized by the written consent of stockholders owning a majority of our voting stock, in accordance with the requirements of the Nevada Revised Statutes.

This Information Statement will first be mailed to stockholders on or December 12, 2019, and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on December 10, 2019 was the record date (“Record Date”) for the stockholders entitled to notice of the actions authorizing the amendment to our articles of incorporation to increase our authorized shares of preferred stock, par value $0.001 per share, from 10,000,000 shares to 50,000,000 shares (the “Recapitalization”).

OUTSTANDING SHARES AND VOTING RIGHTS

As of November 12, 2019, our authorized capitalization consisted of 10,000,000,000 shares of common stock, par value $0.001, of which 2,730,271,816 were issued and outstanding, and 10,000,000 shares of preferred stock, none of which were issued and outstanding. Holders of our common stock have no preemptive rights to acquire or subscribe to any additional shares of common stock.

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. However, no vote or other action of our stockholders is required in connection with this Information Statement because the holders of our outstanding capital stock having a majority of the voting power as of October 25, 2019, adopted resolutions to proceed with the Recapitalization.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the actions will not be adopted until a date at least 20 days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or about the close of business on *, 2019.

We have asked brokers and other custodians, nominees, and fiduciaries to forward this Information Statement to the beneficial owners of our common stock as of the Record Date and will reimburse these persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written notice to stockholders pursuant Section 78.320 of the Nevada Revised Statutes of the State of Nevada.

ABOUT THE INFORMATION STATEMENT

Who is entitled to notice?

Each outstanding share of common stock as of record on the Record Date is entitled to notice of each matter to be voted upon pursuant to consents or authorizations.

What constitutes the voting shares of our company?

Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders. Approval of the Recapitalization required the vote of the holders of a majority of the common stock. As October 25, 2019, 2,700,276,966 shares of common stock were issued and outstanding.

What vote is required to approve the actions?

The affirmative vote of a majority of the outstanding shares of our common stock is required for approval of the Recapitalization.

What corporate matters did the stockholders vote on and how did they vote?

On October 25, 2019, our board of directors adopted resolutions to implement the Recapitalization and to recommend that our stockholders vote in favor of the Recapitalization. Stockholders holding 1,540,032,926 shares of our common stock, or 57.03% of our outstanding shares of common stock, acted by written consent in favor of the Recapitalization. Under Nevada corporate law, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than 50% of the holders of voting stock in lieu of a meeting of the stockholders. No action by the minority stockholders in connection with the Recapitalization is required.

What is the reason for the increase in authorized shares of preferred stock?

We anticipate making an exchange offer to our stockholders that would result in some of our stockholders exchanging their common stock for new Series A Preferred Stock, and we currently expect to authorize 6,000,000 shares of Series A Preferred Stock for this purpose. If the market price of our common stock goes up and a substantial portion of our common shareholders choose to participate in the proposed exchange offer, it is theoretically possible that we could choose to issue more than 10,000,000 shares of preferred stock. We currently believe the possible of that is remote. The board of directors has concluded that it would be in our best interests to increase the number of authorized shares of preferred stock so that we would have the ability to issue more than 10,000,000 shares of preferred stock in the exchange offering or to pursue any other financings or acquisitions that might become available in the future. Although we have discussed the possibility of a rights offering if and when we complete the proposed exchange offer, we have not concluded whether to engage in a rights offering or any other financing or acquisition.

STOCK OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table identifies, as of November 12, 2019, the number and percentage of outstanding shares of common stock owned by: (i) each person known to us who owns more than 5% of the outstanding common stock; (ii) each named executive officer and director; and (iii) and all of our executive officers and directors as a group:

Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage of Common Stock(2)

Principal Stockholders:
CR Capital Holdings LLC(3)	611,874,710	22.4%
Wealth Engineering LLC(4)	300,456,942	11.0

Directors:
Chad Miller, Chairman(3)	611,874,710	22.4
Annette Raynor, CEO and Director(4)(5)	450,456,942	16.5
Mario Romano, Director of Finance(4)(6)	450,456,942	16.5
Jayme L. McWidener, CFO	20,000,000	*
Brian McMullen, Director	90,000,000	3.3
Ryan Smith, CEO and Director(3)	611,874,710	22.4

All Officers and Directors as a group (6 Persons)(3)(4)(5)(6)	1,332,331,652	48.4%

*	Less than 1%.
(1)	Except as otherwise indicated, the address of each beneficial owner is c/o Investview Inc., 234 Industrial Way West, Suite A202, Eatontown, New Jersey 07724.
(2)	Applicable percentage ownership is based on 2,730,271,816 shares of common stock outstanding as of November 12, 2019, together with securities exercisable or convertible into shares of common stock within 60 days of that date, for each stockholder.
(3)	The members of CR Capital Holdings, LLC, a Utah limited liability company (“CR Capital”), are Chad Miller, our Chairman of the Board, and Ryan Smith, a director of our company. Messrs. Miller and Smith together have sole voting and investment power with respect to the shares of Common Stock held by CR Capital. Messrs. Miller and Smith each beneficially owns 50% of CR Capital.
(4)	Wealth Engineering LLC, an Arizona limited liability company (“Wealth Engineering”), 745 Hope Road, Eatontown, NJ 07724, owns 300,456,942 shares of common stock. Annette Raynor, our Chief Executive Officer, and Mario Romano, a director of our company, share voting and investment power of these shares.
(5)	In addition to sharing voting and investment power of the Wealth Engineering shares, Ms. Raynor holds 150,000,000 shares of our common stock in her own name.
(6)	In addition to sharing voting and investment power of the Wealth Engineering shares, Mr. Romano holds 150,000,000 shares of our common stock in his own name.

No director, executive officer, affiliate, or other owner of record or beneficial owner of more than 5% of any class of our voting securities is a party adverse to us or has a material interest adverse to us.

AMENDMENT OF THE ARTICLES OF INCORPORATION TO

INCREASE OUR AUTHORIZED SHARES

On October 22, 2019, our board of directors and on October 25, 2019, the stockholders holding a majority of our issued and outstanding shares of common stock, approved an amendment to our articles of incorporation to increase the number of authorized shares of our preferred stock from 10,000,000 to 50,000,000 (the “Recapitalization”). We currently have authorized capital stock of 10,000,000 shares of preferred stock, none of which was outstanding as of October 25, 2019. Our board of directors believes that the Recapitalization will permit us to proceed with the proposed exchange offer while maintaining flexibility for such purposes as additional equity financings and stock-based acquisitions.

The additional shares of preferred stock will be undesignated, but can be designated in one or more series with such rights, privileges, and preferences as may be determined by the board of directors.

The Recapitalization would enable us, without further stockholder approval, to issue shares of preferred stock from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, and other corporate purposes.

The Recapitalization could have a number of effects on our stockholders depending upon the exact nature and circumstances of any actual issuances of authorized but unissued shares of preferred stock. The Recapitalization could have an anti-takeover effect, in that additional shares of preferred stock could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of us more difficult. For example, additional shares of preferred stock could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of us, even if the persons seeking to obtain control of us offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares of preferred stock to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We do not have any other provisions in our articles of incorporation, bylaws, employment agreements, credit agreements, or any other documents that have material anti-takeover consequences. Additionally, we do not have any plans or proposals to adopt other provisions or enter into other arrangements, except as disclosed below, that may have material anti-takeover consequences. Our board is not aware of any attempt, or contemplated attempt, to acquire control of us, and the Recapitalization is not being presented with the intent that it be used as a type of anti-takeover device.

Stockholders should recognize that, as a result of the Recapitalization, their interests may be diluted as a result of any issuances contemplated by us in the future.

INTEREST OF CERTAIN PERSONS IN OR

IN OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Recapitalization, other than the interest held by such persons through their respective stock ownership of the shares of our capital stock set forth above in the section entitled “Principal Stockholders.”

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement to security holders is being delivered to multiple security holders sharing an address unless we have received contrary instructions from one or more of the security holders. Upon written or oral request, a separate copy of an Information Statement can be provided to security holders at a shared address. To request a separate copy, please contact us at (732) 889-4300 or 234 Industrial Way West, Suite A202, Eatontown, NJ 07724.

For the Board of Directors of

INVESTVIEW INC.

By:	/s/ Annette Raynor
Annette Raynor
Chief Operations Officer and Director

Eatontown, New Jersey

December 10, 2019